Consent of Independent Certified Public Accountants

     We hereby consent to the use in this Registration Statement on Form SB-2/A Amendment Number 1 of our report dated August 7, 2002, relating to the financial statements of Black Lake, Inc. and the reference to our firm under the Caption "Eperts" in the Prospectus.



    October 23, 2002                /s/ Lesley, Thomas, Schwarz & Postma, Inc.
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                                    Lesley, Thomas, Schwarz & Postma, Inc.
                                    A Professional Accountancy Corporation
                                    Newport Beach, California